SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Neuberger Berman Equity Funds Lehman Brothers Income Funds Lehman Brothers Institutional Liquidity Funds Neuberger Berman Institutional Liquidity Series
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1-866-586-0636

Please vote now to be sure your vote is received in
time for the Adjourned April 6, 2009, Special Meeting of
Shareholders.

Please be advised that your Neuberger Berman Fund has adjourned the March 16, 2009 shareholder meeting because there was not sufficient participation in a vote on some important proposals that affect your Fund. The Shareholder Meeting will be reconvened on April 6, 2009 at 2:00 p.m. at 605 Third Avenue, 41st Floor, New York, New York 10158. We strongly urge you to cast your vote before the next Shareholder Meeting. By voting now you will help your Fund save on the cost of additional mailings and calls to shareholders.

The Neuberger Berman Funds have made it very easy for you to vote.
Choose one of the following methods:

  Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Monday – Friday 9:30 a.m. to 9:00 p.m. Eastern time and Saturday, 10:00 a.m. to 6:00 p.m. Eastern time).

  Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

  Call Toll Free the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

  Mail in your signed proxy card in the postage paid envelope provided.

Voting is very important for your investment and the continued success of the Funds.